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                                                                    EXHIBIT 23.1

                        [Letterhead of Arthur Andersen]

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 4, 2000 (except with respect to the matter discussed in Note 10, as to which the date is November 17, 2000) included in the Bone Care International, Inc. Form 10-K/A for the year ended June 30, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
February 5, 2001

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